EXHIBIT 3.1(a)
                           Certificate of Amendment to
                          Certificate of Incorporation

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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        ELECTRONIC CONTROL SECURITY INC.
                         UNDER SECTION 14A:7-2(4) OF THE
                            BUSINESS CORPORATION ACT

      Pursuant to the provisions of Section 14A:7-2(4) of the Business Corporation Act of the State of New Jersey, Electronic Control Security Inc. does hereby execute this certificate of amendment to its certificate of incorporation:

            FIRST: The name of the corporation is Electronic Control Security
      Inc.

            SECOND: Attached hereto as Exhibit A is a true and correct copy of resolutions duly adopted by the Board of Directors of the corporation on January 28, 2002 as required by Section 14A:7-2(3) of the New Jersey Business Corporation Act, pursuant to which the corporation designates 1,100,000 shares of the class of preferred stock authorized in the certificate of incorporation as "Series A Convertible Preferred Stock" and sets forth the relative rights, preferences and limitations of said Series A Convertible Preferred Stock.

            THIRD: The certificate of incorporation is amended so that the designation and number of shares of the Series A Convertible Preferred Stock as acted upon in the attached resolutions and the relative rights, preferences and limitations thereof are as stated in the resolutions.

                                        Electronic Control Security Inc.


                                        By: /s/ Arthur Barchenko
                                            ------------------------------------
                                            Arthur Barchenko, President

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                        DETERMINATION AND DESIGNATION OF
                      SERIES A CONVERTIBLE PREFERRED STOCK

      Rights, Preferences and Restrictions of Series A Convertible Preferred Stock. There are hereby designated from the 5,000,000 shares of the class of preferred stock, par value $.01 per share, 1,100,000 shares of stock titled "Series A Convertible Preferred Stock" (referred to herein as "Series A Preferred Stock"). The Series A Preferred Stock shall have the designations, relative rights, preference, and limitations set forth below. For purposes of this Certificate of Designation, the term "corporation" means Electronic Control Security Inc.

      1. Dividend Provisions. Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the corporation) on the Common Stock of the corporation, at the rate of $.20 per share per annum payable quarterly (payable in cash or shares of Common Stock valued at a price of $2.00 per share) whenever funds are legally available therefor, when, as and if declared by the Board of Directors. Dividends on the shares of Series A Preferred Stock shall be paid by the corporation on a cumulative basis. In the event that the Board of Directors of the corporation takes no action to declare a cash dividend during any quarter in which a dividend on the Series A Preferred Stock is required to be paid, a dividend payable in shares of Common Stock, at the rate prescribed above, shall automatically accrue and accumulate on the shares of Series A Preferred Stock.

      Unless full dividends on the Series A Preferred Stock for the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart: (A) no dividend whatsoever (other than a dividend payable solely in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) shall be paid or declared, and no distribution shall be made, on any Common Stock, and (B) no shares of Common Stock shall be purchased, redeemed, or acquired by the corporation and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition thereof.

      2. Liquidation Preference. a. In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the corporation to the holders of Common Stock by reason of their ownership thereof,
(i) an amount per share equal to the sum of (x) $2.00 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") and (y) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, after the payment of declared but unpaid dividends on the outstanding Preferred Stock, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the preferential payment to such holders of


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the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock which may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed among the holders of the Series A Preferred Stock pro rata based on the number of shares of Series A Preferred Stock held by each.

            b. After the distributions described in subsection 2(a) above have been paid, subject to the rights of series of Preferred Stock which may from time to time come into existence the remaining assets of the corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock and the Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all shares of Series A Preferred Stock).

            c. (i) For purposes of this Section 2, a liquidation, dissolution or winding up of the corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding a merger effected exclusively for the purpose of changing the domicile of the corporation); or (B) a sale of all or substantially all of the assets of the corporation; unless the corporation's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

                  (ii) In any of such events, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                        (A) Securities not subject to investment letter or other
            similar restrictions on free marketability [covered by (B), below]:

                              (1) If traded on a securities exchange or through
                  NASDAQ-NMS, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                              (2) If actively traded over-the-counter, the value
                  shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                              (3) If there is no active public market, the value
                  shall be the fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.


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                        (B) The method of valuation of securities subject to
            investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                  (iii) In the event the requirements of this subsection 2(c) are not complied with, the corporation shall forthwith either:

                        (A) cause such closing to be postponed until such time
            as the requirements of this Section 2 have been complied with; or

                        (B) cancel such transaction, in which event the rights,
            preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

                  (iv) The corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

      3. Redemption. a. Subject to the rights of series of Preferred Stock which may from time to time come into existence, the corporation may, on or at any time commencing one year after the filing hereof at any time it may lawfully do so, at the option of the Board of Directors and provided that the average closing price of the Common Stock shall have exceeded $4.00 per share for the preceding twenty (20) trading days, redeem in whole or in part the Series A Preferred Stock by paying in cash therefor a sum per share equal to $2.00, together with all accrued but unpaid dividends with respect to such shares prorated from the last dividend payment date to the Series A Redemption Date (as hereinafter defined) (such total amount is hereinafter referred to as the " Series A Redemption Price"). Any redemption effected pursuant to this subsection
(3)(a) shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock then held by them.


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            b. Subject to the rights of series of Preferred Stock which may from time to time come into existence, at least 30 but no more than 60 days prior to the date fixed for any redemption of Series A Preferred Stock (the "Series A Redemption Date") written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of the corporation for such holder or given by the holder to the corporation for the purpose of notice or if no such address appears or is given at the place where the principal executive office of the corporation is located, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Series A Redemption Date, and the Series A Redemption Price, the place at which payment may be obtained and the date on which such holder's Conversion Rights (as hereinafter defined) as to such shares terminate and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). On or after the Series A Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed shall surrender to the corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Series A Redemption Price, of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrender certificates shall be canceled.

            c. From and after the Series A Redemption Date, unless there shall have been a default in payment of the Series A Redemption Price, all dividends on the Series A Preferred Stock designated for redemption in the Redemption Notice shall cease to accrue, all rights of the holders of such shares as holders of the Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever.

            d. Subject to the rights of series of Preferred Stock which may from time to time come into existence, three days prior to the Series A Redemption Date, the corporation shall deposit the Series A Redemption Price of all outstanding shares of Series A Preferred Stock designated for redemption in the Redemption Notice and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000. Simultaneously, the corporation shall deposit irrevocable instruction and authority to such bank or trust company to publish the notice of redemption thereof (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption or prior thereto, the Series A Redemption Price of the Series A Preferred Stock to the holders thereof upon surrender of their certificates. Any monies deposited by this subsection 3(d) for the redemption of shares which are thereafter converted into shares of Common Stock pursuant to Section 4 hereof no later than close of business on the Series A Redemption Date shall be returned to the corporation forthwith upon such conversion. The balance of any monies deposited by the corporation pursuant to Section 3 (d) remaining unclaimed at the expiration of two years following the Series A Redemption Date shall thereafter be returned to the corporation, provided


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that the stockholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Series A Preferred Stock and payment of any bond requested by the corporation, to receive such monies but without interest from the Series A Redemption Date.

            e. The corporation's right to effect the redemption of shares of Series A Preferred Stock is predicated on there being on file with the Securities and Exchange Commission a current effective registration statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock into which the Series A Preferred Stock are convertible as defined in Section 4, below. Unless a current registration statement with respect to said shares of Common Stock is in effect, the Board of Directors shall not resolve nor take any steps to redeem any shares of Series A Preferred Stock without the prior written consent of the holders of a majority of the outstanding shares of the Series A Preferred Stock voting separately.

      4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            a. Right to convert.

                  (i) Subject to subsection 4(c), each share of Series A Preferred Stock shall be convertible, at any time after the date of issuance of such share and prior to the close of business on any Series A Redemption Date as may be fixed in any Redemption Notice with respect to such shares at the office of the corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price at the time in effect for each such share. The initial Conversion Price per share of Series A Preferred Stock shall be $2.00; provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection 4(c).

                  (ii) In the event of a call for redemption of any shares of Series A Preferred Stock pursuant to Section 3 hereof, the Conversion Rights shall terminate as to the shares designated for redemption at the close of business on the Series A Preferred Stock Redemption Date, unless the corporation is in default in payment of the Series A Redemption Price.

            b. Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice by mail, postage prepaid, to the corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificates for shares of Common Stock are to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the share of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares


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of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

            c. Conversion Price Adjustments of Preferred Stock. The Conversion Price of the Series A Preferred Stock and the Series B Preferred Stock as previously adjusted and in effect on the date hereof shall be subject to adjustment from time to time as follows:

                  (i) A. If the corporation shall issue, after the Series A
            Original Issuance Date any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price then in effect immediately prior to the issuance of such Additional Stock, the Conversion Price shall forthwith be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance [not including shares excluded from the definition of Additional Stock by
            Section 4(c)(ii)(B)(2)] plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (not including shares excluded from the definition of Additional Stock by subsection 4(c)(ii)(B)(2) plus the number of shares of such Additional Stock.

                        B. No adjustment of the Conversion Price for the Series
            A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3), (E)(4) and 4(c)(iv), no adjustment of such Conversion Price pursuant to this subsection 4(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                        C. In the case of the issuance of Common Stock for cash,
            the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid


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            or incurred by the corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                        D. In the case of the issuance of the Common Stock for a
            consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                        E. In the case of the issuance of the option to purchase
            or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(c)(i) and subsection 4(c)(ii):

                              1. The aggregate maximum number of shares of
                  Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but not without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for consideration equal to the consideration [determined in the manner provided in subsection 4(c) (i) (C) and (c) (i) (D)], if any, received by the corporation upon the issuance of such options or rights plus the maximum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                              2. The aggregate maximum number of shares of
                  Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including without limitation, the passage of time, but without adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account or accrued interest or accrued dividends), plus the minimum additional consideration, if any to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights [the consideration in each case to be determined in the manner provided in subsection 4(c)(i)(C) and
                  (c)(i)(D)].


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                              3. In the event of any changes in the number of
                  shares of Common Stock deliverable or in the consideration payable to the corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such options or rights or the conversion or exchange of such securities.

                              4. Upon the expiration of any such options or
                  rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                              5. The number of shares of Common Stock deemed
                  issued and the consideration deemed paid therefor pursuant to subsections 4(c)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(c)(i)(E)(3) or (4).

                  (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(c) (i) (E)) by the corporation after the date hereof other than

                        A. Common Stock issued pursuant to a transaction described in subsection 4(c) (iii) hereof;

                        B. Shares of Common Stock issuable or issued to employees, officers or directors of the corporation directly or pursuant to a stock option plan or restricted stock plan approved by the stockholders and Board of Directors of this corporation;

                        C. Shares of Common Stock issued or issuable to equipment lessors or other persons providing equipment lease or other equipment financing unanimously approved by the Board of Directors; and


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                        D. Shares of Common Stock issued or issuable to any
      strategic partner of the corporation approved unanimously by the Board of Directors.

                  (iii) In the event that the corporation should fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(c)(i)(E).

                  (iv) If the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

            d. Other Distributions. In the event the corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(c)(iii), then, in each such case for the purpose of this subsection 4(d), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Series A Preferred Stock convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

            e. Recapitalization.If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section
4) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares


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purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

            f. No Impairment. The corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Price of the holders of the Series A Preferred Stock against impairment.

            g. No Fractional Shares and Certificate as to Adjustments.

                  (i) No fractional shares shall be issued upon conversion of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the total number of shares of Common Stock issuable upon such aggregate conversion.

                  (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 4, the corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment and readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of the other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

            h. Notices of Record Date In the event of the corporation takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any share of stock of any class or any other securities or property, or so to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

            (i) Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely, for the purpose of effecting the conversion of the shares of the Series A Preferred Stock and shares of such number of its shares of Common Stock as shall from time to time be sufficient to


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effect the conversion of all outstanding shares of the Series A Preferred Stock;
and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

            j. Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the corporation.

      5. Voting Rights. Except as provided by law, the holders of the Series A Preferred Stock will vote on an as-if converted basis with the holders of Common Stock (and any other class or series which may be similarly entitled to vote with the Common Stock) as one class on all corporate matters requiring stockholder approval. The holders of the Series A Preferred Stock will be entitled to vote as a separate class to: (i) approve the authorization or issuance by the corporation of equity securities (or any debt securities convertible into equity securities) ranking senior to the Series A Preferred Stock with respect to dividends, distributions or rights upon liquidation; or
(ii) any proposed capital reorganization or reclassification with respect to equity securities (or securities convertible into other securities) into equity securities ranking senior to the Series A Preferred Stock with respect to dividends, distributions or rights upon liquidation.

      6. Protective Provisions. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as shares of Series A Preferred Stock are outstanding, the corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting separately:

      (a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business, except in connection with liens granted to any lender providing the corporation with a revolving line of credit;

      (b) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to adversely effect the shares; or

      (c) increase the authorized number of shares of Preferred Stock; or

      (d) any proposed capital reorganization or reclassification with respect to equity securities (or securities convertible into other securities) into equity securities ranking senior to the Preferred Stock with respect to dividends, distributions or rights upon liquidation.


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

      7. Status of Converted or Redeemed Stock. In the event any shares of Series A Preferred Stock shall be redeemed or converted pursuant to Section 3 or
Section 4 hereof, the shares so redeemed or converted shall be canceled and shall not be issuable by the corporation. The Certificate of Incorporation of the corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.


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